EXHIBIT 4.24
EXECUTION VERSION
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
FIRST-PRIORITY NOTES INDENTURES
relating to
HEXION INC.
6.625% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2020
10.00% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2020
10.375% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2022
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of April 9, 2019 by and among Hexion Inc. (“Hexion”), a corporation duly organized and existing under the laws of the State of New Jersey (as issuer and successor issuer for Hexion U.S. Finance Corp. and Hexion 2 U.S. Finance Corp., as applicable, the “Issuer”), and U.S. Bank National Association (“U.S. Bank” or “Successor Trustee”), a national banking association duly organized and existing under the laws of the United States of America, and Wilmington Trust, National Association (“Wilmington Trust” or “Predecessor Trustee”), a national banking association duly organized and existing under the laws of the United States of America.
RECITALS
WHEREAS, there are currently $1,550,000,000 aggregate principal amount of Hexion’s 6.625% First-Priority Senior Secured Notes due 2020 (the “6.625% Notes”) outstanding under an Indenture, dated as of March 14, 2012, as amended by the First Supplemental Indenture, dated as of January 31, 2013, and as further amended by the Second Supplemental Indenture, dated as of March 28, 2013, and as further amended by the Third Supplemental Indenture, dated as of December 2, 2014, and as further amended by the Fourth Supplemental Indenture, dated as of June 19, 2018 (as so amended, the “6.625% Notes Indenture”), by and among Hexion, as successor issuer, each of the guarantors party thereto, and Wilmington Trust, as trustee,
WHEREAS, there are currently $315,000,000 aggregate principal amount of Hexion’s 10.00% First-Priority Senior Secured Notes due 2020 (the “10.00% Notes”) outstanding under an Indenture, dated as of April 15, 2015, as amended by the First Supplemental Indenture, dated as of June 19, 2018 (as so amended, the “10.00% Notes Indenture”), by and among Hexion, as issuer, each of the guarantors party thereto, and Wilmington Trust, as trustee,
WHEREAS, there are currently $560,000,000 aggregate principal amount of Hexion’s 10.375% First-Priority Senior Secured Notes due 2022 (the “10.375% Notes” and, together with the 6.625% Notes and the 10.00% Notes, the “First-Priority Notes”) outstanding under an Indenture, dated as of February 8, 2017, as amended by the Issuer’s Assumption Supplemental Indenture, dated as of February 8, 2017, and as further amended by the Second Supplemental Indenture, dated as of May 12, 2017 (the “Second Supplemental Indenture”), and as further amended by the Third Supplemental Indenture, dated as of June 19, 2018 (as so amended, the “10.375% Notes Indenture” and, together with the 6.625% Notes Indenture and the 10.00% Notes Indenture, the “Indentures,” and each an “Indenture”), by and among Hexion, as issuer, each of the guarantors party thereto, and Wilmington Trust, as trustee,

WHEREAS, the Issuer previously appointed Wilmington Trust as (a) the trustee (the “Trustee”), registrar (the “Registrar”), paying agent (the “Paying Agent”) and custodian with respect to the global notes issued under the Indentures (the “Notes Custodian”), under each of the Indentures and (b) collateral agent for the First Priority Notes (the “Collateral Agent”) or senior priority agent for the First-Priority Notes (“Senior Priority Agent”) under the Collateral Agreement, dated and effective as of March 28, 2013 (as amended or supplemented, the “Collateral Agreement”), the First Lien Intercreditor Agreement, dated as of April 15, 2015 (as amended or supplemented, the “First Lien Intercreditor Agreement”), the ABL Intercreditor Agreement dated as of March 28, 2013, as supplemented by the Joinder Agreement, dated April 15, 2015 and as further supplemented by the Second Joinder Agreement, dated February 8, 2017 (as so supplemented, the “ABL Intercreditor Agreement”), the Amended and Restated Intercreditor Agreement, dated as of January 31, 2013 (as supplemented by the First Joinder, the Second Joinder, the Third Joinder, the Fourth Joinder, and the Fifth Joinder as those term are defined below, and as the same may have been further amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust Company, as trustee and as collateral agent (the “Second Lien Trustee”) and as second-priority agent under the Second Lien Intercreditor Agreement, Wilmington Trust (as successor by merger to Wilmington Trust FSB), as trustee and as senior priority agent under the Second Lien Intercreditor Agreement for the holders of the notes (the “1.5 Lien Notes”) issued under an Indenture, dated as of February 8, 2017, Wilmington Trust, as senior priority agent under the Second Lien Intercreditor Agreement for the holders of the 6.625% Notes, Hexion LLC (“Holdings”), the Issuer, and each subsidiary of the Issuer party thereto, as such Second Lien Intercreditor Agreement was supplemented pursuant to (a) that certain Joinder and Supplement to Intercreditor Agreement, dated as of March 28, 2013 (the “First Joinder”), among JPMorgan Chase Bank, N.A. (the “ABL Credit Agreement Agent”), as senior priority agent for the ABL Secured Parties (as defined in the First Joinder), JPMorgan Chase Bank, N.A., as intercreditor agent (the “Intercreditor Agent”), and the other parties thereto, (b) that certain Second Joinder and Supplement to Intercreditor Agreement, dated as of April 15, 2015 (the “Second Joinder”), among Wilmington Trust, as trustee for the holders of the 10.00% Notes, and the other parties thereto, (c) that certain Third Joinder and Supplement to Intercreditor Agreement, dated as of February 8, 2017 (the “Third Joinder”), among Wilmington Trust, as trustee for holders of the 10.375% Notes, and the other parties thereto, (d) that certain Fourth Joinder and Supplement to Intercreditor Agreement, dated as of February 8, 2017 (the “Fourth Joinder”), among Wilmington Trust, as trustee for the holders of the 1.5 Lien Notes, and the other parties thereto, and (e) that certain Fifth Joinder and Supplement to the Second Lien Intercreditor Agreement, dated as of May 12, 2017 (the “Fifth Joinder”), among Wilmington Trust, as Senior Priority Agent under the Second Lien Intercreditor Agreement for the holders of the 10.375% Notes (as originally issued and as issued pursuant to that certain Second Supplemental Indenture), the Intercreditor Agent, the ABL Credit Agreement Agent (as senior priority agent under the Second Lien Intercreditor Agreement for the ABL Secured Parties), Wilmington Trust Company, as second-priority agent under the Second Lien Intercreditor Agreement, Wilmington Trust, as trustee and Senior Priority Agent for the holders of the 6.625% Notes, the 10.00% Notes Trustee, and as trustee and senior priority agent for the 1.5 Lien Notes Trustee, and Holdings, the Issuer, and certain subsidiaries of the Issuer, and the Amended and Restated Intercreditor Agreement, dated as of February 8, 2017 (as amended or supplemented, the “A&R Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust Company, as trustee and as collateral agent for the holders of the 1.5 Lien Notes, JPMCB as senior-priority agent for the secured parties under the ABL Facility (as defined therein), Wilmington Trust as senior-priority agent for the holders of the Senior Priority Notes issued under the Indentures, Holdings, the Company and each subsidiary of the Issuer party thereto,
WHEREAS, the First Lien Intercreditor Agreement, the ABL Intercreditor Agreement, the and Second Lien Intercreditor Agreement and the A&R Intercreditor Agreement are referred to as the “Intercreditor Agreements,”

WHEREAS, Section 2.04(c) of each Indenture provides that the Registrar and Paying Agent may resign at any time upon written notice to the Issuer and the Predecessor Trustee,
WHEREAS, Section 7.08(a) of each Indenture provides that Predecessor Trustee may resign at any time upon written notice to the Issuer,
WHEREAS, by written notice dated April 5, 2019 to the Issuer and the Trustee, Wilmington Trust resigned as Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under each Indenture, the Collateral Agreement, and the Intercreditor Agreements,
WHEREAS, Section 7.08(c) of each Indenture provides that any successor Trustee appointed in accordance with the applicable Indenture shall deliver a written acceptance of such appointment to the Issuer and to its predecessor Trustee, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee shall have all rights, powers, and duties of the predecessor Trustee under the Indenture,
WHEREAS, Section 11.11(g) of the 10.375% Indenture and Section 6.06(d) of the Collateral Agreement provide that in acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, protections, privileges, powers, immunities, indemnities and benefits of the Trustee under Article 7 of the Indenture,
WHEREAS, Hexion desires to appoint Successor Trustee as Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent to succeed Wilmington Trust in such capacities under the Indentures, the Collateral Agreement, and the Intercreditor Agreements, and
WHEREAS, Successor Trustee is willing to accept such appointments as successor Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements.
NOW, THEREFORE, Hexion, Wilmington Trust and U.S. Bank, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

1.	PREDECESSOR TRUSTEE
1.1Predecessor Trustee hereby represents and warrants to Successor Trustee that:

(a)
Predecessor Trustee duly authorized, executed and delivered the Indentures. Assuming each such document was validly and lawfully executed and delivered by the Issuer and is in full force and effect as to such Issuer, each such document remains in full force and effect as to Predecessor Trustee.

(b)
No covenant or condition contained in any of the Indentures, the Collateral Agreement, and the Intercreditor Agreements has been waived by Predecessor Trustee or, to the knowledge of responsible officers of Predecessor Trustee’s corporate trust department, by the registered holders of the percentage in aggregate principal amount of the First-Priority Notes required by the applicable Indenture to effect any such waiver

(c)
To the knowledge of responsible officers of Predecessor Trustee’s corporate trust department, there is no action, suit or proceeding pending or threatened against Predecessor Trustee before any court or any governmental authority arising out of any act or omission of Predecessor Trustee as Trustee under the Indentures, the Collateral Agreement, and the Intercreditor Agreements.

(d)	As of the Effective Date (as defined below) of this Agreement, Predecessor Trustee will hold no moneys or property under any Indenture or any other Collateral in its duties as Collateral Agent.

(e)
Pursuant to Section 2.03 of the 6.625% Notes Indenture, Predecessor Trustee has duly authenticated and delivered $1,550,000,000 aggregate principal amount of First-Priority Notes, $1,550,000,000 in aggregate principal amount of which are outstanding as of the Effective Date hereof.

(f)	The registers in which Predecessor Trustee has registered and transferred registered 6.625% Notes accurately reflect the amount of 6.625% Notes issued and outstanding and the amounts payable thereon.

(g)
Pursuant to Section 2.03 of the 10.00% Notes Indenture, Predecessor Trustee has duly authenticated and delivered $315,000,000 aggregate principal amount of First-Priority Notes, $315,000,000 in aggregate principal amount of which are outstanding as of the Effective Date hereof.

(h)	The registers in which Predecessor Trustee has registered and transferred registered 10.00% Notes accurately reflect the amount of 10.00% Notes issued and outstanding and the amounts payable thereon.

(i)
Pursuant to Section 2.03 of the 10.375% Notes Indenture, Predecessor Trustee has duly authenticated and delivered $560,000,000 aggregate principal amount of First-Priority Notes, $560,000,000 in aggregate principal amount of which are outstanding as of the Effective Date hereof.

(j)
The registers in which Predecessor Trustee has registered and transferred registered 10.375% Notes accurately reflect the amount of 10.375% Notes issued and outstanding and the amounts payable thereon.

(k)
Each person who so authenticated the First-Priority Notes was duly elected, qualified and acting as an officer or authorized signatory of Predecessor Trustee and empowered to authenticate the First-Priority Notes at the respective times of such authentication and the signature of such person or persons appearing on such First-Priority Notes is each such person’s genuine signature.

(l)	All interest due on the 6.625% Notes has been paid to October 15, 2018.

(m)	All interest due on the 10.00% Notes has been paid to October 15, 2018.

(n)	All interest due on the 10.375% Notes has been paid to February 1, 2019.

(o)	This Agreement has been duly authorized, executed and delivered on behalf of Predecessor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity.

1.2Predecessor Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all rights, title and interest of Predecessor Trustee in and to the trust under the Indentures and all the rights, powers, and duties of the Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements, including, without limitation, all of its rights to, and all of its security interests in and liens upon, the collateral, if any, and all other rights of Predecessor Trustee (in the foregoing capacities) with respect to the collateral, if any, pursuant to any and all transaction documents relating to the Indentures, the Collateral Agreement, the Intercreditor Agreements, or the First-Priority Notes. Predecessor Trustee, at the expense of the Issuer, shall execute and deliver all documents and instruments as may be reasonably requested by the Issuer or Successor Trustee so as to fully and certainly vest and confirm in Successor Trustee all the rights, powers, privileges and duties of Predecessor Trustee under the Indentures, the Collateral Agreement, and the Intercreditor Agreements hereby assigned, transferred, delivered and confirmed to Successor Trustee as the Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent and Senior Priority Agent, with respect to the First-Priority Notes.

1.3Predecessor Trustee shall deliver to Successor Trustee, as of or promptly after the Effective Date hereof, all of the documents listed on Exhibit A to the extent available.

2.	ISSUER

2.1Hexion hereby accepts the resignation of Predecessor Trustee as the Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements.

2.2Hexion hereby appoints Successor Trustee as the Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements to succeed to, and hereby vests Successor Trustee with, all the rights, powers, and duties of Predecessor Trustee under the Indentures, the Collateral Agreement, and the Intercreditor Agreements.

2.3Hexion represents and warrants to Predecessor Trustee and Successor Trustee that Hexion is a corporation duly and validly organized and existing pursuant to the laws of the State of New Jersey.

2.4With respect to the Indentures, the Collateral Agreement, and the Intercreditor Agreements, Hexion hereby represents and warrants to Predecessor Trustee and Successor Trustee that:

a.	Each Indenture is listed on Exhibit A hereto. None of the Indentures has been amended or supplemented except as set forth therein.

b.
Each Indenture, the Collateral Agreement, and each Intercreditor Agreement was validly and lawfully executed and delivered by it and is in full force and effect and the First-Priority Notes issued under the Indentures were validly issued by the Company.

c.	No covenant or condition contained in any Indenture, the Collateral Agreement, or any Intercreditor Agreement has been waived by it or the guarantors party thereto or,

to its knowledge, by the registered holders of the percentage in aggregate principal amount of the applicable First-Priority Notes required by any Indenture to effect any such waiver.

d.
There is no action, suit or proceeding pending or, to its knowledge, threatened against it or the guarantors party to any Indenture, the Collateral Agreement, or any Intercreditor Agreement before any court or any governmental authority arising out of its actions or omissions or the actions or omissions of any guarantors under any Indenture, the Collateral Agreement, or any Intercreditor Agreement.

e.
This Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.

2.5Hexion affirms that all liens on and security interests in the Collateral that it granted to Predecessor Trustee under the Indentures and the Collateral Agreement are in effect and hereby reaffirmed by Hexion.

2.6In connection with maintaining the validity, perfection and priority of the liens and security interests afforded the Collateral Agent under the Indentures and the Collateral Agreement, Hexion agrees to execute, acknowledge, deliver and cause to be duly filed (i) all Uniform Commercial Code financing statements and U.S. Patent and Trademark Office filings necessary to evidence and assure, preserve, protect and perfect the security interest or lien that it granted in favor of Successor Trustee, in its capacity as successor Collateral Agent, and (ii) such other instruments and documents necessary to evidence and assure, preserve, protect and perfect such security interest or lien in favor of Successor Trustee, in its capacity as successor Collateral Agent, as promptly as practicable as may be reasonably requested by Successor Trustee following the Effective Date. All such filings shall be the responsibility of and made at the sole expense of Hexion.

2.7Nothing in this Agreement shall operate as or be deemed a waiver by Hexion of any right, power, privilege, claim or argument under or in connection with the Indentures, the Collateral Agreement or applicable law or an admission in connection therewith, and all rights, powers, privileges, claims or arguments of Hexion in connection with the Indentures and the Collateral Agreement are expressly reserved in all respects.

3.	SUCCESSOR TRUSTEE

3.1Successor Trustee hereby represents and warrants to Predecessor Trustee and to the Issuer that:

a.
Successor Trustee is not disqualified under the provisions of Section 7.10 of any Indenture and is eligible under the provisions of Section 7.10 of each Indenture to act as Trustee under such Indenture.

b.	This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

3.2Successor Trustee hereby accepts its appointment as successor Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements and accepts the rights, powers, and duties of Predecessor Trustee as the Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements, upon the terms and conditions set forth therein.

3.3References in the Indenture to “corporate trust office” or other similar terms shall be deemed to refer to the designated corporate trust office of Successor Trustee, which is presently located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

3.4Promptly after the Effective Date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to holders of the First-Priority Notes.

4.	MISCELLANEOUS

4.1Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures.

4.2This Agreement, the resignation of Wilmington Trust in its capacity as Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements, the Issuer’s appointment, and U.S. Bank’s acceptance of its appointment as successor Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent, and Senior Priority Agent under the Indentures, the Collateral Agreement, and the Intercreditor Agreements shall be effective as of the opening of business on April 10, 2019 (the “Effective Date”); provided, however, that the resignation of the Predecessor Trustee as Registrar, Paying Agent and Notes Custodian and appointment of Successor Trustee as Registrar, Paying Agent and Notes Custodian shall be effective as of the close of business ten (10) business days after the Effective Date.

4.3This Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which Predecessor Trustee may have incurred in connection with its serving as the Trustee, Paying Agent, Registrar, Notes Custodian, Collateral Agent or Senior Priority Agent under any Indenture, the Collateral Agreement, or any Intercreditor Agreement, or an assumption by Successor Trustee of any liability of Predecessor Trustee arising out of a breach by Predecessor Trustee prior to its resignation of its duties under the Indentures, the Collateral Agreement, and the Intercreditor Agreements. The parties hereto agree that the Successor Trustee shall bear no responsibility or liability for (i) any actions taken or omitted to be taken by Predecessor Trustee while it served as the Predecessor Trustee, Paying Agent, Registrar, Notes Custodian, Collateral Agent or Senior Priority Agent under an Indenture or a Collateral Agreement or (ii) any event, circumstance, condition or action existing prior to the Effective Date, with respect to the Collateral, the Indentures (other than actions of Successor Trustee that precede the Effective Date), and the Intercreditor Agreements, or the transactions contemplated thereby. The parties hereto agree that Wilmington Trust, in its individual capacity and in its capacity as Predecessor Trustee, shall bear no responsibility or liability for any actions taken or omitted to be taken by U.S. Bank as Successor Trustee, Paying Agent, Registrar, Notes Custodian, Collateral Agent, or Senior Priority Agent under any of the Indentures, the Collateral Agreement, or any of the Intercreditor Agreements or for any event, circumstance, condition or action existing on or after the Effective Date, with respect to the Collateral, the Indentures, the Collateral Agreement, the Intercreditor Agreements or the transactions contemplated thereby.

4.4Notwithstanding the resignation of Predecessor Trustee effected hereby, Hexion shall remain obligated under Section 7.07 of the applicable Indenture and Section 6.06 of the Collateral Agreement to compensate, reimburse and indemnify Predecessor Trustee for its prior trusteeships and collateral agencies under the Indentures, the Collateral Agreement, and the Intercreditor Agreements, and to hold Predecessor Trustee (a) in each of its capacities as Trustee, Paying Agent, Notes Custodian and Registrar, harmless against any loss, liability or expense incurred without willful misconduct, negligence or bad faith on the part of Predecessor Trustee, and (b) in each of its capacities as Collateral Agent and Senior Priority Agent, harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Predecessor Trustee, and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indentures or relating to the collateral, which obligations shall survive the execution hereof.

4.5Hexion acknowledges that Predecessor Trustee (and its agents and counsel) have accrued but unpaid (i) compensation for services rendered in one or more of its capacities as Predecessor Trustee, Paying Agent, Registrar, Notes Custodian, Collateral Agent, and Senior Priority Agent (or as agent or counsel to the Predecessor Trustee in any such capacities), including but not limited to with respect to the drafting and negotiation of this Agreement, and (ii) disbursements, advances and expenses incurred or made by Predecessor Trustee (and its agents and counsel) for which it remains obligated under Section 7.07 of the applicable Indenture and Section 6.06 of the Collateral Agreement. This Agreement does not waive or assign Predecessor Trustee’s right to compensation, reimbursement of expenses, advancement or indemnity to which it is or may be entitled pursuant to any of the Indentures or Intercreditor Agreements.

4.6Notwithstanding any other provision of this Agreement, the Predecessor Trustee’s charging lien and priority of payment rights are reserved to the extent necessary for the Predecessor Trustee to obtain payment of such compensation or reimbursement of such disbursements, advances and expenses described in Section 4.5. In addition, the Successor Trustee shall exercise its priority of payment, charging lien rights, and any adequate protection rights, to obtain payment of the Predecessor Trustee’s outstanding fees and expenses described in Section 4.5.

4.7Hexion acknowledges and agrees that the indemnities provided for under Section 7.07 of the applicable Indenture and Section 6.06 of the Collateral Agreement extend to the Successor Trustee’s acceptance of its duties as Trustee, Registrar, Paying Agent, Notes Custodian, Collateral Agent and Senior Priority Agent hereunder, and Hexion shall, to the fullest extent provided in the Indentures and in accordance therewith, indemnify the Successor Trustee and hold the Successor Trustee (a) in each of its capacities as Trustee, Paying Agent, Notes Custodian and Registrar, harmless against any loss, liability or expense incurred without willful misconduct, negligence or bad faith on the part of Successor Trustee, and (b) in each of its capacities as Collateral Agent and Senior Priority Agent, harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Successor Trustee, in each case, for any event, circumstance, condition or action with respect to the Collateral, the Indentures, the Collateral Agreement, and the Intercreditor Agreements, or the transactions contemplated thereby, as applicable.

4.8The parties hereto agree, at the Issuer’s expense, to take reasonable action to confirm, evidence and perfect Successor Trustee’s rights in, or with respect to, the Collateral, pursuant to the Indentures and the Collateral Agreement and all transaction documents relating thereto.

4.9This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

4.10This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission by the parties hereto shall constitute (i) effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes and (ii) compliance by the respective parties hereto with the notice requirements of Section 13.02 of the 6.625% Notes Indenture and Section 12.02 of the 10.00% Notes

Indenture and 10.375% Notes Indenture and the execution and delivery requirements of Sections 2.04 and 7.08 of the Indentures. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4.11The Issuer acknowledges that, in accordance with Section 326 of the USA Patriot Act, Successor Trustee, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Successor Trustee. The Issuer agrees that it will provide Successor Trustee with such information as it may reasonably request in order for Successor Trustee to satisfy the requirements of the USA Patriot Act.

4.12This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.

4.13Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:
If to the Issuer:
Hexion Inc.
180 East Broad St.
Columbus, OH 43215
Attention: Douglas A. Johns
Facsimile: (614) 225-3354
If to Predecessor Trustee:
Wilmington Trust, National Association
Institutional Client Services, Corporate Default Team
1100 North Market Street, Wilmington, DE 19890-1605
Attention: Rita Marie Ritrovato, Vice President
Email: rmritrovato@wilmingtontrust.com
With a copy to:
Kurt F. Gwynne, Esquire
Reed Smith LLP
1201 N. Market Street
Suite 1500
Wilmington, DE 19801
Email: kgwynne@reedsmith.com
If to Successor Trustee:
U.S. Bank National Association
Global Corporate Trust
60 Livingston Avenue
St. Paul; Minnesota 55107
Attention: Barry Ihrke, Vice President
Email: barry.irhke@usbank.com

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Appointment and Acceptance to be duly executed, all as of the day and year first above written.

HEXION INC., as Issuer By: /s/ Douglas A. Johns Name:Douglas A. Johns Title:Executive Vice President, General Counsel & Secretary

[Signature Page to Agreement of Resignation, Appointment and Acceptance]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Predecessor Trustee and Resigning Paying Agent, Resigning Registrar, Resigning Notes Custodian, Resigning Collateral Agent, and Resigning Senior Priority Agent

By: /s/ Rita Marie Ritrovato
Name:Rita Marie Ritrovato
Title:Vice President, Corporate Trust

U.S. Bank National Association,
as Successor Trustee and Successor Paying Agent, Successor Registrar, Successor Notes Custodian, Successor Collateral Agent, and Successor Senior Priority Agent

By: /s/ Barry Ihrke
Name:Barry Ihrke
Title:Vice President

[Signature Page to Agreement of Resignation, Appointment and Acceptance]

EXHIBIT A
(Documents, to the extent available, to be delivered to Successor Trustee)1
1.Executed copy of each Indenture and amendment and supplemental indenture thereto.

2.Executed copies of Indentures, the Collateral Agreement, and the Intercreditor Agreements and any UCC-1 or other financing statements, mortgages and intellectual property security agreements in favor of Predecessor Trustee.2

3.Copy of the most recent compliance certificate, if any, delivered pursuant to Section 4.09 of each Indenture.

4.Most recent certified list of Holders, including certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders), under the Indenture.

5.Copies of any official notices sent by Predecessor Trustee to Holders of any of the First-Priority Notes pursuant to the terms of an Indenture during the past twelve months.

6.Copies of any notices, certificates, or other documents sent by any Holder to Predecessor Trustee pursuant to the terms of the Indentures; provided, however, that nothing herein shall require Predecessor Trustee to conduct a search for electronic mail communications or correspondence.

7.Any global security in the possession of Wilmington Trust.

______________________
1 Other than with respect to, if any, global First-Priority Notes and physical collateral in Predecessor Trustee’s possession, all documents and other deliverables may be delivered in electronic format.
2 US Bank needs to receive copies of filed UCC financing statements in favor of Wilmington, together with executed copies of any other security documents. Please also send executed copies of all the Intercreditor Agreements and related joinders/supplements.

EXHIBIT B
[LETTERHEAD OF SUCCESSOR TRUSTEE]
NOTICE OF RESIGNATION OF TRUSTEE, AND APPOINTMENT AND ACCEPTANCE OF SUCCESSOR TRUSTEE
TO HOLDERS OF
HEXION INC.
6.625% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2020

CUSIP Nos. 428302 AA1; 428302 AD51

HEXION INC.
10.00% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2020

CUSIP No. 42829L AC81

HEXION INC.
10.375% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2022
CUSIP No. 42829L AD6; U4321LAB01
NOTICE OF RESIGNATION, APPOINTMENT, AND ACCEPTANCE
Reference is made to the following indentures (collectively, the “Indentures”):2

(i)
the Indenture, dated as of March 14, 2012, by and among Hexion U.S. Finance Corp., as issuer (“HFC”),[3] the guarantors party thereto, and Wilmington Trust, National Association, as trustee (as amended or supplemented, pursuant to which HFC issued $1,550,000,000 of 6.625% First-Priority Senior Secured Notes due 2020;

(ii)
the Indenture, dated as of April 15, 2015, by and among Hexion Inc., as issuer (“Hexion”), the guarantors party thereto, and Wilmington Trust, National Association, as trustee (as amended or supplemented), pursuant to which Hexion issued $315,000,000 of 10.00% First-Priority Senior Secured Notes due 2020; and

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1 No representation is made as to the correctness of the CUSIP numbers either as printed on the notes or as contained in this Notice.
2 Capitalized terms have the meanings ascribed to such terms in the Indentures.
3 Hexion (defined below) is the successor by merger to HFC.

(iii)
the Indenture, dated as of February 8, 2017, by and among Hexion, as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (as amended or supplemented), pursuant to which Hexion issued $560,000,000 of 10.375% First-Priority Senior Secured Notes due 2022.

You are hereby notified that pursuant to Sections 2.04(c) and 7.08(a) of the Indentures, and related documents, Wilmington Trust, National Association (“Wilmington Trust”) has resigned as Trustee, Paying Agent, Registrar, the custodian with respect to the global notes issued under the Indentures (the “Notes Custodian”), Collateral Agent and Senior Priority Agent. The Issuer has accepted Wilmington Trust’s resignation and appointed U.S. Bank National Association as the successor Trustee, successor Paying Agent, successor Registrar, successor Notes Custodian, successor Collateral Agent and successor Senior Priority Agent under the Indentures and the related documents. The address of the corporate trust office of U.S. Bank National Association is: 60 Livingston Avenue, St. Paul, Minnesota 55107.
Wilmington Trust’s resignation as Trustee, and the appointment and acceptance of U.S. Bank National Association as the successor Trustee, successor Collateral Agent and successor Senior Priority Agent, became effective as of the opening of business on April 10, 2019. The resignation of Wilmington Trust as Registrar, Paying Agent and Notes Custodian and appointment of U.S. Bank National Association as Registrar, Paying Agent, and Notes Custodian shall be effective as of the opening of business on April 24, 2019.
U.S. Bank National Association,                                    [Date]
As Successor Trustee